Exhibit 4.6
Execution Version

Twenty-First Supplemental Indenture
between
MetLife, Inc.
as Issuer
and
The Bank of New York Mellon Trust Company, N.A.,
as Trustee
Dated as of November 1, 2010

i

     Twenty-First Supplemental Indenture, dated as of November 1, 2010 (this “Supplemental Indenture”), between MetLife, Inc., a Delaware corporation (the “Company,” which term includes any successor to MetLife, Inc. under the Indenture defined below), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), supplementing the Indenture, dated as of November 9, 2001 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as trustee.
Recitals
     Whereas, the Company executed the Base Indenture and delivered the same to the Trustee to provide for the future issuance of the Company’s unsecured senior debentures, notes or other evidence of indebtedness (the “Securities”) to be issued from time to time in one or more series as may be determined by the Company under the Base Indenture;
     Whereas, pursuant to the terms of the Indenture and this Supplemental Indenture, the Company desires to provide for the establishment of a new series of its Securities (hereafter defined as the Notes), with the form and substance of such Notes, and the terms, provisions and conditions thereof, to be set forth herein as provided in the Indenture;
     Whereas, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and
     Whereas, all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.
     Now, Therefore, in consideration of the purchase and acceptance of the Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes, and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:
ARTICLE I
Definitions and Other Provisions of General Application
     SECTION 1.1 Definitions. Unless the context otherwise requires or unless otherwise set forth herein:
     (a) a term not defined herein that is defined in the Base Indenture has the same meaning when used in this Supplemental Indenture;
     (b) the definition of any term in this Supplemental Indenture that is also defined in the Base Indenture, shall, for purposes of the Notes, supersede the definition of such term in the Base Indenture;

     (c) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;
     (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States as in effect at the time the relevant calculation is to be made;
     (e) all references to an Article, Section or other subdivision or Exhibit refer to an Article, Section or other subdivision of, or Exhibit to, this Supplemental Indenture;
     (f) references to dollars (including references to “$”) shall be deemed to refer to U.S. dollars;
     (g) headings are for convenience of reference only and do not affect interpretation;
     (h) the term “or” shall not be exclusive;
     (i) the words “herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Supplemental Indenture as a whole and not to any particular Article, Section, Exhibit or other subdivision of this Supplemental Indenture; and
     (j) for purposes of the Notes and this Supplemental Indenture, but not any other Securities or any other indenture supplemental to the Base Indenture, the following terms have the meanings given to them in this Section 1.1(j):
     “Actual Stock Purchase Date” means (i) the Initial Stock Purchase Date, if the first (1st) Remarketing is Successful; (ii) the First Delayed Stock Purchase Date, if the first (1st) Remarketing is not Successful and the second (2nd) Remarketing is Successful; or (iii) the Second Delayed Stock Purchase Date if neither the first (1st) Remarketing nor the second (2nd) Remarketing is Successful.
     “Applicable Stock Purchase Date” means (i) with respect to the first (1st) Remarketing, the Initial Stock Purchase Date; (ii) with respect to a second (2nd) Remarketing, the First Delayed Stock Purchase Date; and (iii) with respect to a third (3rd) Remarketing, the Second Delayed Stock Purchase Date.
     “Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a participant in the Depositary or as an indirect participant, in each case in accordance with the rules of such Depositary).
     “Book-Entry Interest” means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 2.4.

     “Business Day” “ means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.
     “Cash Settlement” has the meaning set forth in the Stock Purchase Contract Agreement.
     “Certificate” means a certificate, executed by the Company and authenticated by the Trustee or Authenticating Agent in accordance with the Indenture, evidencing part or all of the Notes.
     The phrase “close of business” means 5:00 p.m., New York City time.
     “Common Equity Unit” has the meaning set forth in the Stock Purchase Contract Agreement.
     “Custodial Agent” has the meaning set forth in the Pledge Agreement.
     “Event of Default” has the meaning set forth in Section 5.1.
     “Excess Proceeds Remarketing Amount” means, with respect to each Note being remarketed in a Remarketing, an amount equal to the excess, if any, of (i) the gross proceeds of such Remarketing attributable to such Note over (ii) the sum of (A) the Remarketing Fee attributable to such Note and (B) the Par Proceeds Remarketing Amount attributable to such Note.
     “Failed Remarketing” means a Remarketing that is not Successful.
     “Final Failed Remarketing” means the occurrence of a Remarketing whose Applicable Stock Purchase Date is the Second Delayed Stock Purchase Date, which Remarketing is a Failed Remarketing.
     “First Delayed Stock Purchase Date” means the date that is three (3) calendar months after the Initial Stock Purchase Date.
     “First Remarketing Settlement Date Period” means the period that begins on, and includes, the fifth (5th) Business Day immediately preceding the Initial Stock Purchase Date and ends on, and includes, the Initial Stock Purchase Date.
     “Global Certificate” means a Certificate that evidences part or all of the Notes and is registered in the name of a Depositary or a nominee thereof.
     “Indemnification Security Agreement” means the Indemnification Collateral Account Security and Control Agreement, dated as of November 1, 2010, by and among the Company, ALICO Holdings LLC, Deutsche Bank Trust Company Americas, in its capacity as Securities Intermediary thereunder, Deutsche Bank Trust Company Americas, in its capacity as Pledge Collateral Agent thereunder, for certain limited purposes, Deutsche Bank Trust Company Americas, in its capacity as Stock Purchase Contract Agent under the Pledge Agreement, and, for certain limited purposes, American International Group, Inc.

     “Initial Note Interest Rate” means a rate per annum equal to 1.923%.
     “Initial Stock Purchase Date” means the later of (1) the date that is six (6) calendar months after the “First Stock Purchase Date” (as defined in the Stock Purchase Contract Agreement); and (2) the Initial Scheduled Second Stock Purchase Date (as defined in the Stock Purchase Contract Agreement).
     “Interest Make-Whole” means, with respect to Notes to be offered for resale in a Remarketing, an amount equal to the unpaid interest on such Notes that will have accrued to, but not including, the Applicable Stock Purchase Date of such Remarketing; provided, however, that if the Remarketing Settlement Date of such Remarketing is after the close of business on a record date for the payment of interest on such Notes and on or before the next succeeding interest payment date for such Notes, then the Interest Make-Whole of such Notes shall be an amount equal to zero (0).
     “Interest Payment Date” has the meaning set forth in Section 2.8(a).
     “Normal Common Equity Unit” has the meaning set forth in the Stock Purchase Contract Agreement.
     “Note Interest Rate” means, as of any time, the rate at which interest accrues, in accordance with Section 2.8, on the Notes.
     “Note Redemption Price” means, with respect to each Note to be redeemed on a Redemption Date, the sum of (1) the greater of (A) the principal amount of such Note; and (B) the present value, as of such Redemption Date, of all remaining scheduled principal and interest payments on such Note from, but excluding, such Redemption Date through, and including, the Stated Maturity date of the principal of such Note (not including any portion of such payments of interest that have accrued, or for which the Regular Record Date has occurred, as of such Redemption Date), such present value to be calculated using discounting, on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at a discount rate equal to the lesser of (i) the Treasury Rate plus fifty (50) basis points and (ii) fifteen percent (15%); and (2) (without duplication) unpaid interest that has accrued on such Note to, but excluding, such Redemption Date; provided, however, that if such Redemption Date is after the Regular Record Date for a payment of interest on such Note and on or before the next Interest Payment Date of such Note, then (x) pursuant to the third sentence of Section 2.9, such payment of interest shall, notwithstanding such redemption, be made, on such Interest Payment Date, to the Holder of such Note as of the close of business on such Regular Record Date; (y) for avoidance of doubt, such present value in clause (1)(B) above shall be calculated excluding such payment of interest; and (z) clause (2) above will be deemed to be equal to zero (0). Notwithstanding anything in the Indenture to the contrary, the present value to be calculated pursuant to clause (1)(B) above shall be calculated assuming that the Note Interest Rate in effect at the open of business on the applicable Redemption Date will not thereafter be changed. The Note Redemption Price shall be calculated by the Company.
     “Notes” has the meaning set forth in Section 2.1.
     The phrase “open of business” means 9:00 a.m., New York City time.

     “Par Proceeds Remarketing Amount” means, in connection with a Remarketing, an amount, for each Note being remarketed in such Remarketing, equal to 100% of the aggregate principal amount of such Note.
     “Pledge Agreement” means the Pledge Agreement, dated as of November 1, 2010, among the Company, Deutsche Bank Trust Company Americas, as Collateral Agent, Custodial Agent and Securities Intermediary (each as defined in the Stock Purchase Contract Agreement), and Deutsche Bank Trust Company Americas, as Stock Purchase Contract Agent and attorney-in-fact for the holders of the Stock Purchase Contracts, as amended or supplemented from time to time.
     “Pledged Common Equity Units” means Common Equity Units that are pledged under the Indemnification Security Agreement to secure the obligations set forth in the Indemnification Security Agreement.
     “Private Placement Legend” has the meaning set forth in Section 2.7.
     “Purchase Price” has the meaning set forth in the Stock Purchase Contract Agreement.
     “Put Consideration” has the meaning set forth in Section 4.1.
     “Put Right” has the meaning set forth in Section 4.1.
     “Redemption Date” has the meaning set forth in Section 2.9.
     “Redemption Trigger Date” means the following date, as applicable: (i) in the event there shall have occurred a Remarketing that is Successful, the second (2nd) anniversary of the Applicable Stock Purchase Date of such Remarketing; or (ii) in the event there shall have occurred a Final Failed Remarketing, the Second Delayed Stock Purchase Date.
     “Regular Record Date” has the meaning set forth in Section 2.8.
     “Remarketing” means a remarketing of the Notes pursuant to Article III and the related Remarketing Agreement.
     “Remarketing Agent” means, as to a Remarketing and related Remarketing Agreement, the remarketing agent and any successor or replacement remarketing agent for such Remarketing, as appointed by the Company pursuant to Section 3.1(b).
     “Remarketing Agreement” means, with respect to a Remarketing, the remarketing agreement entered into among the Company, the Stock Purchase Contract Agent and the Remarketing Agent pursuant to Section 3.1(b) with respect to such Remarketing.
     “Remarketing Fee” means, as to the Remarketing Agent and a Remarketing, the fee of the Remarketing Agent for such Remarketing, as provided for in the related Remarketing Agreement.

     “Remarketing Settlement Date” means, for any Remarketing, the date on which, in accordance herewith, the purchase and sale of the Notes that are subject to such Remarketing close and delivery of such Notes is made against payment therefor.
     “Reset Cap” means a rate per annum equal to the sum of (1) the prevailing market yield per annum, as determined by the Remarketing Agent, of the benchmark U.S. Treasury Security having a remaining maturity that most closely corresponds to the remaining maturity of the Notes; and (2) 750 basis points.
     “Reset Rate” has the meaning set forth in Section 3.2(a).
     “Second Delayed Stock Purchase Date” means the date that is three (3) calendar months after the First Delayed Stock Purchase Date.
     “Second Remarketing Settlement Date Period” means the period that begins on, and includes, the fifth (5th) Business Day immediately preceding the First Delayed Stock Purchase Date and ends on, and includes, the First Delayed Stock Purchase Date.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Separate Notes” means Notes not forming part of any Common Equity Unit.
     “Stock Purchase Contract” has the meaning set forth in the Stock Purchase Contract Agreement.
     “Stock Purchase Contract Agent” means Deutsche Bank Trust Company Americas, solely in its capacity as stock purchase contract agent and any successor thereto as stock purchase contract agent, under the Stock Purchase Contract Agreement.
     “Stock Purchase Contract Agreement” means the Stock Purchase Contract Agreement, dated as of November 1, 2010, between the Company and the Stock Purchase Contract Agent, as amended or supplemented from time to time.
     “Successful” means, with respect to a Remarketing, that (1) such Remarketing was conducted in accordance with Article III; (2) no later than 4:00 P.M., New York City time, on the Remarketing Settlement Date of such Remarketing, each Note that is subject to such Remarketing has been sold by the applicable Remarketing Agent; (3) the aggregate cash gross proceeds from such sale have been delivered to such Remarketing Agent no later than 4:00 P.M., New York City time, on such Remarketing Settlement Date; and (4) such aggregate cash gross proceeds are not less than the Successful Remarketing Gross Proceeds Amount for such Remarketing.
     “Successful Remarketing Gross Proceeds Amount” has the meaning set forth in Section 3.1(b)(i).
     “Third Remarketing Settlement Date Period” means the period that begins on, and includes, the fifth (5th) Business Day immediately preceding the Second Delayed Stock Purchase Date and ends on, and includes, the Second Delayed Stock Purchase Date.

     “Treasury Rate” means, with respect to any Redemption Date for a Note to be redeemed, the prevailing market yield per annum of the benchmark U.S. Treasury Security having a remaining maturity, as of such Redemption Date, that most closely corresponds to the Stated Maturity of the principal of such Note. The Treasury Rate shall be calculated on the third (3rd) Business Day preceding such Redemption Date.
     SECTION 1.2 Scope and Conflicts with Base Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that have been, or that may be, issued under the Base Indenture, unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.
If the terms of this Supplemental Indenture, or of the Notes, conflict or are inconsistent with any of the terms of the Base Indenture, then the terms of this Supplemental Indenture, or of the Notes, as applicable, shall govern the Notes to the extent of such conflict or inconsistency.
ARTICLE II
General Terms and Conditions of the Series Notes
     SECTION 2.1 Designation and Principal Amount. There is hereby authorized a series of Securities (the Securities of such series, the “Notes”), which shall be designated the “Series D Senior Debentures due 2024.” The initial aggregate principal amount of the Notes to be issued is one billion dollars ($1,000,000,000.00), which initial amount to be issued shall be set forth in a written order of the Company for the initial authentication and delivery of the Notes pursuant to the Indenture, such order to be signed by an authorized officer of the Company. The Company may, from time to time and without the consent of the holders of Notes, create further securities having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date, the date of the first payment of interest thereon, the issue price or the initial interest accrual date), so that such further issue shall be consolidated and form a single series with the outstanding Notes, provided that such further securities are fungible with the outstanding Notes for U.S. federal income tax purposes. The Notes shall have no premium. Notes may be issued only in principal amounts equal to an integral multiple of one thousand dollars ($1,000).
     SECTION 2.2 Maturity. The Stated Maturity of the Notes shall be the forty first (41st) Interest Payment Date immediately following the Actual Stock Purchase Date.
     SECTION 2.3 Form and Payment. Except as provided in Section 2.4, the Notes shall be issued in definitive, fully registered form without interest coupons. Principal of, and interest on, the Notes issued in definitive form shall be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes bearing identical terms and provisions, in each case at the office or agency of the Trustee; provided, however, that payment of interest on any Note may be made, at the option of the Company, by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer in immediately available funds to the bank account number of such Person specified in writing to the Trustee at least five (5) Business Days prior to the applicable Interest Payment Date by such Person and entered in the Security Register by the Security Registrar.

     SECTION 2.4 Global Notes.
     (a) Notwithstanding anything in the Indenture to the contrary, unless the Company elects, in its sole and absolute discretion, to issue the Certificates in the form of one or more fully registered Global Certificates, (i) the provisions of Section 2.4(b) shall not apply; (ii) the Certificates representing the initial one billion dollars ($1,000,000,000.00) aggregate principal amount of the Notes to be issued hereunder shall not initially be issued in the form of Global Certificates and such Notes shall not initially be Global Securities; and (iii) Section 2.11 of the Base Indenture shall not apply to the Notes.
     (b) Each Certificate to be issued in the form of one or more fully registered Global Certificates shall be delivered to the Depositary or its custodian by, or on behalf of, the Company. The initial Depositary, if any, shall be set forth in an Officers’ Certificate or in a Board Resolution. Such Global Certificates shall initially be registered on the books of the Security Registrar in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner’s interest in such Global Certificate, except as provided in Section 2.6. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 2.6:
     (i) the provisions of this Section 2.4(b) shall be in full force and effect;
     (ii) the Company, the Trustee and each Paying Agent and Security Registrar shall be entitled to deal with the Depositary for all purposes of the Indenture (including, without limitation, making payments of principal or interest on the Notes and receiving approvals, votes or consents pursuant to the Indenture) as the Holder of the Notes and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners; provided, however, that any Beneficial Owner may directly enforce against the Company, without the involvement of the Depositary or any other Person, its right to receive definitive Certificates pursuant to Section 2.6;
     (iii) subject to Section 2.4(a), to the extent that the provisions of this Section 2.4(b) conflict with any other provisions of the Indenture, the provisions of this Section 2.4(b) shall control; and
     (iv) the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants; provided, however, that any Beneficial Owner may directly enforce against the Company, without the involvement of the Depositary or any other Person, its right to receive definitive Certificates pursuant to Section 2.6.
     Transfers of securities evidenced by Global Certificates shall be made through the facilities of the Depositary, and any cancellation of, or increase or decrease in the principal amount of, the Notes evidenced by such Global Certificates shall be accomplished by making appropriate annotations on the Schedule of Increases and Decreases for such Global Certificate.
     The Trustee shall have no responsibility or obligation to any Beneficial Owner of a Global Certificate, any participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any such participant or member thereof, with respect to any ownership interest in Global Certificates or with respect to the delivery to any such participant, member, Beneficial Owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Global Certificates.
     Every Global Certificate authenticated, executed and delivered hereunder shall bear a legend in substantially the following form:
THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     SECTION 2.5 Appointment of Successor Depositary. If the Notes are represented in the form of one or more fully registered Global Certificates and an event set forth in  Section 2.6(ii)(1) or  Section 2.6(ii)(2) occurs, the Depositary elects to discontinue its services as securities depositary with respect to such Notes, then the Company may, in its sole discretion, appoint a successor Depositary with respect to the Notes.
     SECTION 2.6 Definitive Certificates. If:
     (i) the Notes are represented by one or more fully registered Global Certificates; and
     (ii) either:

     (1) the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary with respect to the Notes and no successor Depositary has been appointed pursuant to Section 2.5 within ninety (90) days after such notice; or
     (2) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and so notifies the Company, and no successor Depositary has been appointed pursuant to Section 2.5 within ninety (90) days after such notice; or
     (3) any Default or Event of Default has occurred and is continuing; or
     (4) a Beneficial Owner provides a written request, upon sixty (60) days prior notice to the Company and the Trustee, that such Beneficial Owner’s interest in the Notes represented by a Global Certificate is to be exchanged for an equivalent interest in the Notes represented by definitive Certificate, then (x) definitive Certificates may be prepared by the Company with respect to such Notes and delivered to the Trustee and (y) upon surrender of the Global Certificates representing the Notes by the Depositary, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Depositary. None of the Company, the Trustee, any Paying Agent or any Security Registrar shall be liable for any delay in delivery of such instructions, and each may conclusively rely on, and shall be authorized and protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Notes of the same kind and tenor as the Global Certificate so surrendered in respect thereof.
     SECTION 2.7 Private Placement Legend.
     (a) Subject to Section 2.7(b), each Certificate that constitutes a “restricted security” within the meaning of Rule 144 under the Securities Act shall bear a legend (the “Private Placement Legend”) in substantially the following form:
THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION AND PROSPECTUS-DELIVERY REQUIREMENTS OF THE SECURITIES ACT.
     (b) Notwithstanding anything to the contrary in the Indenture, (i) Certificates executed, authenticated and delivered upon a transfer of any interest in a Certificate bearing the Private Placement Legend shall also bear the Private Placement Legend unless there is delivered to the Trustee, the Security Registrar and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect, or other reasonable proof, that such Private Placement Legend need not be applied to such Certificates; (ii) the Trustee, the Security Registrar and the Company may refuse to effect any transfer of an interest in a Certificate unless there is delivered to the Trustee, the Security Registrar and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect, or other reasonable proof, that such transfer complies with the registration and prospectus-delivery requirements of the Securities Act or is exempt from such requirements; and (iii) the Company may, in its sole and absolute discretion, and subject to the receipt of any opinion(s) of counsel or other document(s) it deems appropriate, cause the Private Placement Legend to be removed from any Certificate (including, without limitation, a Certificate that constitutes a “restricted security” within the meaning of Rule 144 under the Securities Act but that is eligible for resale pursuant to Rule 144(b)(1) under the Securities Act). The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Certificate (including any transfers between or among participants in the Depositary, members or Beneficial Owners in any Global Certificate) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     SECTION 2.8 Interest.
     (a) Interest shall accrue on the principal amount of the Notes at a rate per annum equal to the Note Interest Rate. The Note Interest Rate shall initially be equal to the Initial Note Interest Rate and shall thereafter be subject to adjustment pursuant to  Section 3.2. The Company shall pay interest on the Notes, payable quarterly in arrears, on March 15, June 15, September 15, and December 15 of each year (each such date, an “Interest Payment Date”), commencing on, and including, March 15, 2011. Interest that is due on a Note on any March 15, June 15, September 15, or December 15 shall be paid to the person who is the Holder of such Note as of the close of business on the immediately preceding March 1, June 1, September 1, or December 1, respectively (whether or not such date is a Business Day) (each such date, a “Regular Record Date”). Interest on a Note shall accrue on the principal amount of such Note from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, the date such Note was first issued, in each case to, but excluding, the next Interest Payment Date or the Stated Maturity date of the principal of such Note, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Section 4.01(b) of the Base Indenture shall not apply to the Notes.
     (b) The Notes shall not be entitled to any sinking fund payments.
     SECTION 2.9 Redemption. Notwithstanding anything to the contrary in the Indenture, the Company shall not have the right to redeem any Notes prior to the Redemption Trigger Date. The Company shall have the right, at the Company’s option, at any time, and from time to time, to redeem all or any part of the Notes, on any date (the “Redemption Date”) on or after the Redemption Trigger Date (such Redemption Date to be selected by the Company), at a price payable in cash equal to the Note Redemption Price. Notwithstanding anything to the contrary in the Indenture, if a Redemption Date is after the Regular Record Date for a payment of interest on such Note and on or before the next Interest Payment Date of such Note, then such payment of interest shall, notwithstanding such redemption, be made, on such Interest Payment Date, to the

Holder of such Note as of the close of business on such Regular Record Date. Each redemption pursuant to this  Section 2.9 shall be subject to Article III of the Base Indenture, except that, for purposes of the Notes, Sections 3.03(a), 3.04, 3.05 and 3.06 of the Base Indenture shall not apply. Notwithstanding Section 3.02 of the Base Indenture, the notice of the foregoing redemption need not set forth the Note Redemption Price but only the manner of calculation thereof. The Company shall notify the Trustee of the Note Redemption Price promptly after the determination thereof and the Trustee shall have no responsibility for any such determination.
          If the giving of notice of redemption shall have been completed as above provided, the Securities or portions of Securities of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, and interest on such Securities or portions of Securities shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price with respect to any such Security or portion thereof. On presentation and surrender of such Securities on or after the date fixed for redemption at the place of payment specified in the notice, said Securities shall be paid and redeemed at the applicable redemption price for such series.
     SECTION 2.10 CUSIP Numbers. The Company may use one or more “CUSIP” numbers for the Notes, and, if the Company does so, the Trustee shall, as a convenience to Holders, use the CUSIP numbers in notices to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Notes; provided further, that reliance may be placed only on the other identification numbers printed on the Notes, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.
     SECTION 2.11 Security Registrar and Paying Agent. The Company initially appoints the Trustee as the Security Registrar and Paying Agent for the Notes.
     SECTION 2.12 Ranking. The indebtedness of the Company arising under or in connection with this Supplemental Indenture and every outstanding Note issued under this Supplemental Indenture from time to time constitutes and will constitute a senior unsecured obligation of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.
     SECTION 2.13 Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit A hereto.
ARTICLE III
Remarketing
     SECTION 3.1 Obligation to Conduct Remarketing and Related Requirements.
     (a) Except as provided in the immediately following sentence, there shall, in accordance with the Indenture, occur a Remarketing of the Notes, the Remarketing Settlement

Date of which Remarketing shall occur during the First Remarketing Settlement Date Period; provided, however, that if such Remarketing is a Failed Remarketing, then there shall, in accordance with the Indenture, occur a second Remarketing of the Notes, the Remarketing Settlement Date of which Remarketing shall occur during the Second Remarketing Settlement Date Period; provided further that if such second Remarketing is a Failed Remarketing, then there shall, in accordance with the Indenture, occur a third Remarketing of the Notes, the Remarketing Settlement Date of which Remarketing shall occur during the Third Remarketing Settlement Date Period. Notwithstanding anything in the Indenture to the contrary, in no event shall the Company be obligated (but the Company may, in its sole discretion, nonetheless elect) to conduct a Remarketing at any time when no Normal Common Equity Units are outstanding, and a Final Failed Remarketing shall be deemed not to occur (and no Holder shall be entitled to exercise a Put Right pursuant to  Article IV) if the Company elects, in accordance with this sentence, not to conduct a Remarketing.
     (b) The Company shall appoint a nationally recognized investment banking firm as Remarketing Agent and enter into a Remarketing Agreement at least thirty (30) days before the Applicable Stock Purchase Date. The Company may appoint different Remarketing Agents for Remarketings with different Applicable Stock Purchase Dates, provided, however, that the Company shall appoint a Remarketing Agent and cause the related Remarketing Agreement to be in effect for the period commencing not less than thirty (30) days prior to the related Applicable Stock Purchase Date and ending no earlier than the earlier of (A) such Applicable Stock Purchase Date; and (B) the determination, in accordance with this  Article III, that the related Remarketing is a Successful Remarketing or Failed Remarketing. Each Remarketing Agreement shall include such terms, conditions and other provisions as the Company and the applicable Remarketing Agent may agree between themselves but shall in any event provide substantially to the following effect with respect to the applicable Remarketing:
     (i) that such Remarketing Agent will use its commercially reasonable efforts to obtain a cash price for the Notes to be remarketed in such Remarketing which results in gross proceeds equal to at least the sum of (I) the Remarketing Fee; (II) one hundred percent (100%) of the aggregate principal amount of such Notes; (III) the Interest Make-Whole of such Notes; and (IV) the product of five basis points (0.05%) and the aggregate principal amount of such Notes (such sum, the “Successful Remarketing Gross Proceeds Amount”);
     (ii) that, subject to and in accordance with  Section 3.2, such Remarketing Agent will reset the Note Interest Rate in order to give effect to  Section 3.1(b)(i);
     (iii) that such Remarketing Agent will, if such Remarketing is Successful, deduct the Remarketing Fee from the gross proceeds of such Remarketing and remit any proceeds remaining after such deduction as follows (allocated to the Notes that participated in such Remarketing on a pro rata basis in proportion to their principal amounts):
     (1) to the extent such net proceeds relate to Notes that form part of any Normal Common Equity Unit(s), such Remarketing Agent shall remit such remaining proceeds to the Securities Intermediary (as defined in the Pledge

Agreement) for application in accordance with Section 5.9(a) of the Pledge Agreement; and
     (2) to the extent such net proceeds relate to Separate Notes, such Remarketing Agent shall remit such remaining proceeds to or at the direction of the Custodial Agent for payment to the Holders of such Separate Notes; and
     (iv) that the Remarketing Fee for such Remarketing will be as agreed among the Company and such Remarketing Agent and set forth in the Remarketing Agreement.
     (c) The Company shall use its commercially reasonable efforts to effect the Remarketing of the Notes as set forth in this  Article III. In the sole judgment of the Company, the Company may elect to file, and cause to become effective, a registration statement under the Securities Act registering the sale of all Notes to be remarketed in a Remarketing, which registration statement shall be in a form that enables the Remarketing Agent to effect sales of such Notes in such Remarketing pursuant to such registration statement. If the Company shall not have so elected to file and make effective such a registration statement with respect to a Remarketing, then the Company and the Remarketing Agent shall use their commercially reasonable efforts to effect such Remarketing pursuant to Rule 144A under the Securities Act or another available exemption from the registration and prospectus-delivery requirements of the Securities Act.
     SECTION 3.2 Reset of Note Interest Rate in Connection with Successful Remarketing.
     (a) Subject to and in accordance with this  Article III, the applicable Remarketing Agent shall, in connection with a Successful Remarketing, reset the Note Interest Rate to a new rate (the “Reset Rate”), rounded to the nearest one-thousandth of one percent (0.001%) per annum, and such Reset Rate shall, if such Remarketing is Successful, apply to all Notes (whether or not such Notes were included in such Remarketing) from, and including, the Remarketing Settlement Date of such Remarketing; provided, however, that:
     (i) if the Applicable Stock Purchase Date corresponding to such Remarketing is not the Second Delayed Stock Purchase Date, then the Reset Rate shall in no event exceed a rate per annum equal to the Reset Cap;
     (ii) if such Applicable Stock Purchase Date is the Second Delayed Stock Purchase Date, then the Reset Cap shall not apply to the Reset Rate for such Remarketing; and
     (iii) the Reset Rate shall in no event be less than zero percent (0%) per annum in connection with such Remarketing.
     (b) If a Remarketing is Successful, then the applicable Remarketing Agent shall, no later than 4:30 P.M., New York City time, on the Remarketing Settlement Date for such Remarketing, notify the Company and the Trustee and the Stock Purchase Contract Agent (i) that such Remarketing was Successful and (ii) of the Reset Rate for such Remarketing.
     (c) If a Remarketing is not Successful and is not a Final Failed Remarketing, then:

     (i) no Notes shall be sold in such Remarketing;
     (ii) the Note Interest Rate shall not be changed in connection with such Remarketing (it being understood that the Note Interest Rate may, in accordance with the provisions of the Indenture, be changed in connection with a subsequent Remarketing that is Successful); and
     (iii) the Company and the applicable Remarketing Agent shall attempt another Remarketing in accordance with, and subject to, Section 3.1(a).
     (d) If a Remarketing is a Final Failed Remarketing, then:
     (i) no Notes shall be sold in such Remarketing;
     (ii) no subsequent Remarketing shall take place;
     (iii) the Note Interest Rate shall not be changed in connection with such Remarketing;
     (iv) subject to the provisions of the Pledge Agreement and, in the case of any Note that forms part of any Pledged Common Equity Units, the Indemnification Security Agreement, each Note that was included in such Final Failed Remarketing and that is part of any Normal Common Equity Unit shall, if the Holder thereof has exercised its Put Right with respect to such Note in accordance herewith, be transferred to the Company pursuant to Article IV, and the portion of the Put Consideration for such Note equal to the principal amount of such Note shall be applied, by the Stock Purchase Contract Agent, in full satisfaction of the obligations of such Holder under the related Stock Purchase Contracts to pay the related Purchase Price; and
     (v) each Note that was included in such Final Failed Remarketing shall, if the Holder thereof has not exercised its Put Right with respect to such Note in accordance with the Indenture, be returned to such Holder thereof in accordance with the Stock Purchase Contract Agreement, the Pledge Agreement and, in the case of Notes forming part of Pledged Common Equity Units, the Indemnification Security Agreement.
     SECTION 3.3 Remarketing Procedures.
     (a) The Stock Purchase Contract Agreement provides that the Company shall give Holders (as defined therein) of Common Equity Units, and the Company shall give Holders of Separate Notes notice of a Remarketing at least thirty (30) Business Days before the related Applicable Stock Purchase Date. Such notice shall set forth:
     (i) the procedures a beneficial owner must follow if it holds its Notes as a component of a Normal Common Equity Unit to elect not to participate in such Remarketing, and the date by which such election must be made;
     (ii) the procedures a beneficial owner must follow if it holds Separate Notes to elect to participate in such Remarketing; and

     (iii) if the Applicable Stock Purchase Date corresponding to such Remarketing is the Second Delayed Stock Purchase Date, the procedures a beneficial owner of Normal Common Equity Units must follow in the event such Remarketing is a Failed Remarketing in order to elect not to exercise its Put Right.
     (b) On each Remarketing Settlement Date, each outstanding Note forming part of a Normal Common Equity Unit will be tendered or deemed tendered to the applicable Remarketing Agent for Remarketing unless the Holder thereof elects not to participate in such Remarketing. Each Holder of Notes forming part of a Normal Common Equity Unit, by purchasing such Common Equity Unit, agrees to have such Notes remarketed in any Remarketing (unless such Holder elects not to participate in such Remarketing as provided in the Indenture and in the Stock Purchase Contract Agreement and Pledge Agreement) and authorizes the applicable Remarketing Agent to take any and all actions on its behalf necessary to effect such Remarketing. Each Holder of Notes forming part of a Normal Common Equity Unit shall have the right to elect not to have such Notes sold pursuant to a Remarketing, which right may be exercised by electing, no later than the close of business on the eleventh (11th) Business Day immediately before the Applicable Stock Purchase Date of such Remarketing, Cash Settlement to apply to such Normal Common Equity Unit in accordance with, and subject to, Section 5.2(b) of the Stock Purchase Contract Agreement and Section 5.6 of the Pledge Agreement.
     (c) Each Holder of Separate Notes may elect to have such Separate Notes remarketed in any Remarketing by notifying the Custodial Agent and delivering such Separate Notes to the Custodial Agent before the close of business on the twenty fifth (25th) Business Day immediately before the Applicable Stock Purchase Date of such Remarketing, in accordance with the Pledge Agreement; provided, however, that, notwithstanding anything in the Indenture to the contrary, no Holder of a Separate Note may so elect to include such Separate Note in a Remarketing unless the principal amount of such Separate Note is an integral multiple of one thousand dollars ($1,000). No such notice and delivery may be conditioned upon the level at which the Reset Rate is established in the Remarketing or any other condition, and each such notice containing any such condition shall be null and void. Each such notice and delivery may be withdrawn before the close of business on the twenty-fifth (25th) Business Day immediately before such Applicable Stock Purchase Date in accordance with the Pledge Agreement. Each such notice and delivery, if not withdrawn in accordance with the immediately preceding sentence, shall be irrevocable with respect to such Remarketing. Pursuant to Section 5.9(c) of the Pledge Agreement, no later than 11:00 A.M., New York City time, on the twenty-fourth (24th) Business Day immediately before the Applicable Stock Purchase Date of a Remarketing, the Custodial Agent, based on the notices and deliveries received by it before such time, shall notify the applicable Remarketing Agent of the aggregate principal amount of Separate Notes to be tendered in such Remarketing and shall cause such Separate Notes to be presented to such Remarketing Agent.
     (d) If a Remarketing is Successful, then the applicable Remarketing Agent shall deduct the Remarketing Fee to which it is entitled as provided in Section 3.1(b)(iii) and the related Remarketing Agreement from the gross proceeds of such Remarketing and remit the net proceeds as provided in Section 3.1(b)(iii).

     (e) If a Remarketing is Successful, then the Company shall issue a press release through Bloomberg Business News or another reasonable means of distribution stating that such Remarketing was Successful and specifying the Reset Rate and shall post such information on its corporate website.
     (f) If a Remarketing is a Failed Remarketing, then the Company shall issue a press release through Bloomberg Business News or another reasonable means of distribution stating that such Remarketing was a Failed Remarketing and shall publish such information on its corporate website.
     (g) The right of each Holder to have its Notes remarketed and sold in connection with any Remarketing shall be limited to the extent that (i) the applicable Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement; (ii) such Remarketing Agent is able to find a purchaser or purchasers for the Notes offered in such Remarketing in accordance with this Article III and the Remarketing Agreement; and (iii) such purchaser or purchasers deliver the purchase price therefor in cash to such Remarketing Agent as and when required.
     (h) Neither the Company nor any Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.
ARTICLE IV
Put Right of Holders
     SECTION 4.1 Put Right upon a Final Failed Remarketing. Subject to Section 4.2 and Section 4.3, if there has occurred a Final Failed Remarketing, then Holders of Notes forming part of any Common Equity Unit shall have the right (the “Put Right”) to require the Company to purchase, on the Second Delayed Stock Purchase Date, such Notes for cash (the “Put Consideration”) in an amount equal to the principal amount of the Notes to be purchased by the Company plus the unpaid interest thereon that has accrued to, but not including, the Second Delayed Stock Purchase Date.
     SECTION 4.2 Exercise of Put Right. The Put Right of a Holder of Notes forming part of any Normal Common Equity Units shall automatically, without any action of such Holder, be deemed to be exercised on the Second Delayed Stock Purchase Date; provided, however, such Put Right shall be deemed not to be exercised if (1) a Final Failed Remarketing does not occur; or (2) such Holder duly elects Cash Settlement to apply to such Normal Common Equity Units in accordance with, and subject to, Section 5.2(b) Stock Purchase Contract Agreement and Section 5.6 of the Pledge Agreement (including, without limitation, the due payment, in accordance therewith, in lawful money of the United States by certified or cashier’s check or wire transfer of immediately available funds payable to or upon the order of the Securities Intermediary (as defined in the Stock Purchase Contract Agreement), of the aggregate purchase price payable pursuant to the applicable Stock Purchase Contracts of such Normal Common Equity Units). Notwithstanding anything in the Indenture to the contrary, in no event shall a Holder be permitted to exercise the Put Right unless the principal amount of the Notes as to which the Put Right is exercised is an integral multiple of one thousand dollars ($1,000).

     SECTION 4.3 Pledge Agreement and Indemnification Security Agreement. The rights of each Holder of Notes forming part of any Normal Common Equity Unit, including such Holders’ Put Rights, shall, if such Holder is the Initial Holder (as defined in the Stock Purchase Contract Agreement) of such Normal Common Equity Units, be subject to the security interest in such Notes in favor of the Company provided for in the Pledge Agreement and, in the case of Notes that form part of any Pledged Common Equity Units, the Indemnification Security Agreement.
ARTICLE V
Events of Default, Waiver and Notice
     SECTION 5.1 Events of Default.
     (a) Notwithstanding anything to the contrary in the Indenture, an “Event of Default,” when used in the Indenture with respect to the Notes, means any one or more of the following events that shall have occurred and be continuing (it being understood that this definition of “Event of Default” shall supersede the definition thereof set forth in Section 6.01(a) of the Base Indenture):
     (i) the Company defaults in the payment of any installment of interest upon the Notes, as and when the same shall become due and payable, and the continuance of such default for a period of thirty (30) consecutive days;
     (ii) the Company defaults in the payment of the principal of the Notes as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise;
     (iii) the Company fails to observe or perform any other of its covenants or agreements with respect to the Notes contained in the Indenture (other than a covenant or agreement that has been expressly included in the Indenture solely for the benefit of one or more series of Securities other than the Notes) for a period of ninety (90) days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” under the Indenture, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least twenty-five percent (25%) in principal amount of the Notes at the time Outstanding;
     (iv) the entry by a court of competent jurisdiction of:
     (1) a decree or order for relief in respect of the Company in an involuntary proceeding under any applicable Bankruptcy Law, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;
     (2) a decree or order adjudging the Company to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

     (3) a final and non-appealable order appointing a Custodian of the Company, or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; or
     (v) the Company, pursuant to or within the meaning of any Bankruptcy Law; either (1) commences a voluntary case or proceeding; (2) consents to the entry of an order for relief against it in an involuntary case or proceeding; (3) files a petition or answer or consent seeking reorganization or relief or consents to such filing or to the appointment of or taking possession by a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within sixty (60) days; (4) makes a general assignment for the benefit of its creditors; or (5) admits in writing its inability to pay its debts generally as they become due.
     (b) Notwithstanding anything to the contrary in the Indenture, Section 6.01(b) of the Base Indenture shall not apply to the Notes. If an Event of Default (other than an Event of Default specified in  Section 5.1(a)(iv) or  Section 5.1(a)(v) of this Supplemental Indenture) with respect to the Notes at the time Outstanding occurs and is continuing, either the Trustee or the Holders of no less than twenty-five percent (25%) in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company (and to the Trustee if by such Holders), may declare the principal amount of, and all accrued but unpaid interest on, all the Outstanding Notes to be due and payable immediately, and upon such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in  Section 5.1(a)(iv) or  Section 5.1(a)(v) of this Supplemental Indenture with respect to the Notes at the time Outstanding occurs, the principal amount of, and all accrued but unpaid interest on, all the Outstanding Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     (c) Notwithstanding anything to the contrary in the Indenture, Section 6.01(c) of the Base Indenture shall not apply to the Notes. At any time after the principal of, and accrued and unpaid interest on, the Notes shall have become due and payable pursuant to an acceleration in accordance with  Section 5.1(b) of this Supplemental Indenture, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and the Trustee, may rescind and annul such acceleration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest on all Outstanding Notes and the principal of all Notes that shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, in each case at an interest rate, per annum, equal to the Note Interest Rate) and all amounts payable to the Trustee under Section 7.06 of the Base Indenture; and (ii) any and all Events of Default under the Indenture, other than the nonpayment of principal on the Notes that shall have become due solely on account of such acceleration, shall have been remedied or waived as provided in Section 6.08 of the Base Indenture. No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

ARTICLE VI
Miscellaneous Provisions
     SECTION 6.1 Effectiveness. This Supplemental Indenture will become effective upon its execution and delivery.
     SECTION 6.2 Further Assurances. The Company will, at its own cost and expense, execute and deliver any documents or agreements, and take any other actions, which the Trustee or its counsel may from time to time reasonably request in order to assure the Trustee of the benefits of the rights granted to the Trustee under the Indenture.
     SECTION 6.3 Ratification of Base Indenture. The Base Indenture as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.
     SECTION 6.4 Governing Law. Each of this Supplemental Indenture, the Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.
     SECTION 6.5 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such separate counterparts shall together constitute but one and the same instrument.
     SECTION 6.6 Trustee Not Responsible for Recital. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture, the Notes or any Component Notes.
     SECTION 6.7 Tax Treatment. The Company and each holder of Notes agree to treat the Notes as having an issue price equal to their principal amount for purposes of Section 1274 of the Internal Revenue Code of 1986, as amended, and therefore as having been issued with no original issue discount.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     In Witness Whereof, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

MetLife, Inc.
By:	/s/ Steven J. Goulart
	Name:	Steven J. Goulart
	Title:	Senior Vice President and Treasurer

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:	/s/ Richard Tarnas
	Name:	Richard Tarnas
	Title:	Authorized Signatory

EXHIBIT A
[FACE OF SECURITY]
MetLife, Inc.
Series D Senior Debentures due 2024
{For inclusion in Global Certificates only: THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.}
{Restricted security legend: THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION AND PROSPECTUS-DELIVERY REQUIREMENTS OF THE SECURITIES ACT.}
THE NOTES ARE THE UNSECURED AND UNSUBORDINATED OBLIGATIONS OF METLIFE, INC. AND ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION. THE NOTES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY OR INSURER.

MetLife, Inc.
Series D Senior Debenture due 2024

No. _____________	{CUSIP No. 59156R BB3}
{ISIN No. US59156RBB33}
MetLife, Inc., a Delaware corporation (the “Company,” which term includes any successor to MetLife, Inc. under the Indenture referred to below), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of _____________________ dollars ($__________) {Insert for Global Securities or Pledged Debt Securities (as defined in the Pledge Agreement): or such principal sum as shall be set forth in Schedule of Exchanges of Interests in the [Global Security] [Pledged Debt Security] attached hereto} on June 15, 2024 or on such other date as shall be provided for in the Supplemental Indenture referred to on the reverse hereof and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for, in each case subject to the terms of the Indenture referred to below.
The provisions on the back of this certificate are incorporated as if set forth on the face hereof.
In Witness Whereof, the Company has caused this instrument to be executed.
Dated:

MetLife, Inc.
By:
Name:
Title:

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture.
Dated:

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:
Authorized Signatory

[REVERSE OF SECURITY]
MetLife, Inc.
Series D Senior Debenture due 2024
This Debenture is one of a duly authorized series (the “Notes”) of the Securities (as defined in the Base Indenture) of the Company, issued under and pursuant to an Indenture, dated as of November 9, 2001 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as trustee (the “Trustee”), as supplemented by the Twenty-First Supplemental Indenture, dated as of November 1, 2010 between the Company and the Trustee (the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”). Reference is hereby made to the Indenture, which sets forth the rights, limitations, obligations, duties and immunities of the Trustee, the Company and the Holders of the Notes. Capitalized terms used in this Note that are not defined in this Note shall have the respective meanings ascribed to them in the Indenture.
Interest on a Note shall accrue on the principal amount of such Note from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, the date such Note was first issued, in each case to, but excluding, the next Interest Payment Date or the Stated Maturity date of the principal of such Note, as the case may be. The initial rate per annum at which interest accrues on the Notes is the Initial Note Interest Rate, which rate is subject to reset in connection with a Successful Remarketing, as set forth in the Indenture. The Interest Payment Dates are March 15, June 15, September 15, and December 15 of each year, commencing on, and including, March 15, 2011, and the Regular Record Dates are the immediately preceding March 1, June 1, September 1, or December 1, respectively (whether or not such date is a Business Day). Interest will be computed on the basis of a 360-day year of twelve 30-day months.
The Company shall not have the right to redeem any Notes prior to the Redemption Trigger Date. The Company shall have the right, at the Company’s option, at any time, and from time to time, to redeem all or any part of the Notes, on any date (the “Redemption Date”) on or after the Redemption Trigger Date (such Redemption Date to be selected by the Company), at a price payable in cash equal to the Note Redemption Price. Notwithstanding anything to the contrary in the Indenture, if a Redemption Date is after the Regular Record Date for a payment of interest on such Note and on or before the next Interest Payment Date of such Note, then such payment of interest shall, notwithstanding such redemption, be made, on such Interest Payment Date, to the Holder of such Note as of the close of business on such Regular Record Date. The Notes shall not be entitled to any sinking fund payments.
This Note maybe subject to up to three (3) Remarketings, as provided in the Indenture. Subject to the terms of the Indenture, the applicable Remarketing Agent shall, in connection with a Successful Remarketing, reset the Note Interest Rate to a new rate (the “Reset Rate”), rounded to the nearest one-thousandth of one percent (0.001%) per annum, and such Reset Rate shall, if such Remarketing is Successful, apply to all Notes (whether or not such Notes were included in such Remarketing) from, and including, the Remarketing Settlement Date of such Remarketing.
If an Event of Default shall have occurred and be continuing, the principal amount of, and accrued and unpaid interest on, all of the Notes may become due and payable immediately, subject to the terms of the Indenture.
The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that, among other things, no such supplemental indenture shall, without the consent of the Holders of each Note then Outstanding and affected thereby, (i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or (ii) reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for modification or amendment of the Indenture. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, waive any past default under the Indenture with respect to the Notes and its consequences, other than certain defaults set forth in the Indenture.
Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and (subject to the applicable record dates) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.
No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
The Notes are issuable only in registered form without coupons, in principal amounts equal to an integral multiple of one thousand dollars ($1,000). Subject to the terms of the Indenture, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.
This Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

[FORM OF ASSIGNMENT]
I or we assign to
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitute and appoint as attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE [GLOBAL SECURITY] [PLEDGED
DEBT SECURITY]1
     The following exchanges of a part of this Global Security [Pledged Debt Security] for an interest in a [Global Security] [Pledged Debt Security] or for Securities in certificated form, have been made:

Principal amount of
this [Global
	Amount of decrease	Amount of Increase	Security] [Pledged	Signature of
	in principal amount	in principal amount	Debt Security]	authorized
	of this [Global	of this [Global	following	signatory of
	Security] [Pledged	Security] [Pledged	such decrease	Trustee or note
Date of Exchange	Debt Security]	Debt Security]	or increase	custodian

[1]	This is included in Global Certificates or Pledged Debt Securities only.